                                                                    EXHIBIT 99.1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 NETMANAGE, INC.

                            AMANDA ACQUISITION CORP.

                                       AND

                               FTP SOFTWARE, INC.



                            Dated as of June 15, 1998

                                TABLE OF CONTENTS

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                                                                                                  PAGE
                                                                                                  ----
ARTICLE I    THE MERGER..........................................................................   2
    1.1      The Merger..........................................................................   2
    1.2      Effective Time; Closing.............................................................   2
    1.3      Effect of the Merger................................................................   2
    1.4      Articles of Organization; Bylaws....................................................   2
    1.5      Directors and Officers..............................................................   3
    1.6      Effect on Capital Stock.............................................................   3
    1.7      Dissenting Shares...................................................................   5
    1.8      Surrender of Certificates...........................................................   5
    1.9      No Further Ownership Rights in Company Common Stock.................................   7
    1.10     Lost, Stolen or Destroyed Certificates..............................................   7
    1.11     Tax Consequences and Accounting.....................................................   7
    1.12     Taking of Necessary Action; Further Action..........................................   7

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................   8
    2.1      Organization of Company.............................................................   8
    2.2      Company Capital Structure...........................................................   8
    2.3      Obligations With Respect to Capital Stock...........................................   9
    2.4      Authority..........................................................................   10
    2.5      SEC Filings; Company Financial Statements..........................................   11
    2.6      Absence of Certain Changes or Events...............................................   12
    2.7      Taxes..............................................................................   12
    2.8      Title to Properties; Absence of Liens and Encumbrances.............................   14
    2.9      Intellectual Property..............................................................   14
    2.10     Compliance; Permits; Restrictions..................................................   17
    2.11     Litigation.........................................................................   18
    2.12     GSA Audit..........................................................................   18
    2.13     Brokers' and Finders' Fees.........................................................   18
    2.14     Employee Benefit Plans.............................................................   19
    2.15     Environmental Matters..............................................................   23
    2.16     Agreements, Contracts and Commitments..............................................   24
    2.17     Statements; Proxy Statement/Prospectus.............................................   25
    2.18     Board Approval.....................................................................   25
    2.19     Fairness Opinion...................................................................   25
    2.20     Certain Transactions and Agreements................................................   26
    2.21     Non-Applicability of Massachusetts Antitakeover Law................................   26
    2.22     Customs; Export Controls...........................................................   26
    2.23     Pooling of Interests...............................................................   26
    2.24     Company Common Stockholder Approval................................................   26

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................  26



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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                   PAGE
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
    3.1      Organization of Parent and Merger Sub..............................................    27
    3.2      Parent and Merger Sub Capital Structure............................................    27
    3.3      Obligations With Respect to Capital Stock..........................................    27
    3.4      Authority..........................................................................    28
    3.5      SEC Filings; Parent Financial Statements...........................................    29
    3.6      Absence of Certain Changes or Events...............................................    29
    3.7      Statements; Proxy Statement/Prospectus.............................................    30
    3.8      Valid Issuance.....................................................................    30
    3.9      Board Approval.....................................................................    30
    3.10     Merger Sub.........................................................................    30
    3.11     Litigation.........................................................................    31
    3.12     Brokers' and Finders' Fees.........................................................    31
    3.13     Reservation of Shares..............................................................    31
    3.14     Intellectual Property..............................................................    31
    3.15     Compliance.........................................................................    31
    3.16     Parent Common Stockholder Approval.................................................    32
    3.17     Company Stock Ownership............................................................    32
    3.18     Pooling of Interests...............................................................    32

ARTICLE IV   CONDUCT PRIOR TO THE EFFECTIVE TIME................................................    32
    4.1      Conduct of Business by the Company.................................................    32
    4.2      Conduct of Business by Parent......................................................    35

ARTICLE V    ADDITIONAL AGREEMENTS..............................................................    36
    5.1      Proxy Statement/Prospectus; Registration Statement; Other Filings; Board
             Recommendations....................................................................    36
    5.2      Meetings of Parent and Company Stockholders........................................    37
    5.3      Confidentiality; Access to Information.............................................    39
    5.4      No Solicitation....................................................................    39
    5.5      Public Disclosure..................................................................    41
    5.6      Reasonable Efforts; Notification...................................................    41
    5.7      Third Party Consents...............................................................    42
    5.8      Stock Options and Employee Benefits................................................    42
    5.9      Form S-8...........................................................................    43
    5.10     Indemnification....................................................................    43
    5.11     Nasdaq Listing.....................................................................    44
    5.12     Regulatory Filings; Reasonable Efforts.............................................    44
    5.13     Affiliate Agreements...............................................................    44
    5.14     Rights Agreement Amendment.........................................................    44
    5.15     Reorganization Treatment...........................................................    45



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
                                TABLE OF CONTENTS
                                   (CONTINUED)

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    5.16     Monthly Financial Statements.......................................................    45

ARTICLE VI   CONDITIONS TO THE MERGER...........................................................    45
    6.1      Conditions to Obligations of Each Party to Effect the Merger.......................    45
    6.2      Additional Conditions to Obligations of the Company................................    46
    6.3      Additional Conditions to the Obligations of Parent and Merger Sub..................    46

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER..................................................    48
    7.1      Termination........................................................................    48
    7.2      Notice of Termination; Effect of Termination.......................................    50
    7.3      Fees and Expenses..................................................................    50
    7.4      Amendment..........................................................................    51
    7.5      Extension; Waiver..................................................................    51

ARTICLE VIII GENERAL PROVISIONS.................................................................    51
    8.1      Non-Survival of Representations and Warranties.....................................    51
    8.2      Notices............................................................................    51
    8.3      Interpretation.....................................................................    52
    8.4      Counterparts.......................................................................    53
    8.5      Entire Agreement; Third Party Beneficiaries........................................    54
    8.6      Severability.......................................................................    54
    8.7      Other Remedies.....................................................................    54
    8.8      Governing Law......................................................................    54
    8.9      Rules of Construction..............................................................    54
    8.10     Assignment.........................................................................    55
    8.11     Waiver of Jury Trial...............................................................    55



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

                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of June 15, 1998, among NetManage, Inc., a Delaware corporation ("PARENT"), Amanda Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and FTP Software, Inc., a Massachusetts corporation ("COMPANY").

                                    RECITALS

        A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the Massachusetts Business Corporation Law (the "MBCL"), Parent and Company intend to enter into a business combination transaction.

        B. The Board of Directors of the Company (i) has determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

        C. The Board of Directors of Parent (i) has determined that the issuance of shares of Common Stock of the Parent in the Merger is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement,
(iii) has approved an amendment of the Parent's Certificate of Incorporation to increase the number of authorized shares of Common Stock of Parent from 75,000,000 to 125,000,000 (the "PARENT CERTIFICATE AMENDMENT") and (iv) has determined to recommend that the stockholders of Parent adopt and approve the issuance of shares of Common Stock of the Parent in the Merger and the Parent Certificate Amendment.

        D. The Board of Directors and sole stockholder of Merger Sub have approved the Merger.

        E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain employees of the Company have entered into Employment or Termination Agreements in substantially the forms attached hereto as Exhibit A-1, A-2 and A-3.

        F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

        G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCL, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts in accordance with the relevant provisions of the MBCL (the "ARTICLES OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Articles of Merger) being the "EFFECTIVE TIME") as soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI. Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Articles of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the estate, property, rights, privileges, powers and franchises of the Company and Merger Sub and all of their property, real, personal and mixed, and all the debts on whatever account to any of them, as well as stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation without further act or deed, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4    Articles of Organization; Bylaws.

               (a) The Articles of Organization of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Articles of Organization of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain



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

unchanged). The purposes of the Surviving Corporation, the total number of shares and the par value of each class of stock which the Surviving Corporation is authorized to issue and the preferences, voting powers, qualifications and special or relative rights or privileges of each class or series of stock which the Surviving Corporation is authorized to issue shall be as set forth in the Articles of Organization of Merger Sub as in effect immediately prior to the Effective Time.

               (b) The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will remain unchanged).

        1.5 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

        1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) Conversion of Company Common Stock. Each share of Common Stock, $0.01 par value per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)), will be canceled and extinguished and automatically converted (subject to Sections 1.6(f) and (g)) into the right to receive 0.72767 shares of the Common Stock, $0.01 par value per share, of Parent (the "PARENT COMMON STOCK") (subject to adjustment as provided in Section 1.6(b), the "EXCHANGE RATIO") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

               (b) Adjustment to Exchange Ratio. In the event that (i) the net revenues of the Company determined in accordance with GAAP ("Net Revenues"), (A) for the fiscal quarter ending June 30, 1998 ("COMPANY SECOND QUARTER REVENUES") are less than $9,000,000 and/or (B) for the two months ending August 31, 1998 ("COMPANY THIRD QUARTER REVENUES") are less than $4,900,000 (or, if the Closing occurs prior to August 31, 1998, Net Revenues for the month ending July 31, 1998 are less than $2,450,000) and/or (ii) the cash and cash equivalents of the Company on June 30, 1998 determined in accordance with GAAP are less than $60,000,000, less any amounts paid as a result of Company employee terminations to which Parent consents pursuant to Section 4.1(t) ("PERMITTED SEVERANCES"), the Exchange Ratio shall be reduced to the amount obtained by dividing the number of Adjusted Merger Shares (as defined below) by 34,024,336. "Adjusted Merger Shares" shall mean a number of shares of Parent Common Stock equal to 24,758,452 minus a number of shares of Parent Common Stock obtained by dividing
(A) (x) the amount by which Company Second Quarter Revenues



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

plus the excess, if any, of Company Third Quarter Revenues over $4,900,000 are less than $9,000,000, plus (y) the amount by which Company Third Quarter Revenues are less than $4,900,000 (or, if the Closing occurs prior to August 31, 1998, the amount by which Net Revenues for the month ending July 31, 1998 are less than $2,450,000), plus (z) the amount by which the cash and cash equivalents of the Company on June 30, 1998 determined in accordance with GAAP are less than $60,000,000 less any amounts paid as a result of Permitted Severances, by (B) the average of the closing prices for the Parent Common Stock as reported on the Nasdaq National Market for the twenty trading days ending on the date prior to the Closing Date.

               (c) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by the Company, Merger Sub or Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (d) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase Company Common Stock then outstanding
(i) under the Company's (A) 1987 Stock Option Plan, (B) 1997 Employee Equity Incentive Plan and (C) 1996 Executive Equity Incentive Plan, and (ii) as a result of the Company's assumption of options originally granted under the Firefox 1994 Share Option Scheme ("SCHEME OPTIONS") (the plans referred to in subsections (i) and (ii) above are collectively referred to herein as the "COMPANY STOCK OPTION PLANS") shall be deemed assumed by Parent in accordance with Section 5.8 hereof. Rights outstanding under the Company's 1994 Employee Stock Purchase Plan and Non-Qualified Stock Purchase Plan for Employees of Certain Subsidiaries (the "ESPPS") shall be treated as set forth in Section 5.8.

               (e) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

               (f) Other Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to fully reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

               (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall receive from Parent an amount of cash (rounded up to the nearest whole cent) equal to the product of (i) such fraction,



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

multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on The Nasdaq National Market ("NASDAQ").

        1.7    Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the MBCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the MBCL.

               (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the MBCL shall effectively withdraw the right to appraisal pursuant to the MBCL, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MBCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the MBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

        1.8    Surrender of Certificates.

               (a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall supply to the Exchange Agent for exchange in accordance with this Article I, certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.8(d).

               (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to
Section 1.6(g) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(g) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to
Section 1.8(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(g) and any dividends or distributions payable pursuant to
Section 1.8(d).

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(g) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

               (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other



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

than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Sections 1.6(g) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock converted into shares of Parent Common Stock pursuant to Section 1.6(a), and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11   Tax Consequences and Accounting.

               (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

               (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the



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

Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations under or relating to this Agreement and the transactions contemplated hereby.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

        The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific Section of this Article II supplied by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY SCHEDULES"), as follows:

        2.1 Organization of Company.

               (a) The Company and each of its subsidiaries: (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to the Company, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

               (b) The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries as of the date of this Agreement, indicating the jurisdiction of organization of each subsidiary and the Company's equity interest therein.

               (c) The Company has delivered or made available to Parent a true and correct copy of the Amended and Restated Articles of Organization, as amended, and Amended and Restated Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Organization or bylaws or equivalent governing instruments.

        2.2 Company Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $0.01 par value per share, of which there were 34,024,336 shares issued and outstanding as of the date of this Agreement (excluding shares held in treasury of which there are none), and 5,000,000 shares of Preferred Stock, $0.01 par value per share, 500,000 shares of which have been designated as Junior Preferred Stock, of which no shares are issued or outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, except as set forth in the Company Schedules, and are not subject to preemptive rights created by statute, the Articles of Organization or bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. The Company or a wholly-owned subsidiary of the Company owns all of the outstanding shares of capital stock of each of its subsidiaries. As of the date of this Agreement, Company had reserved an aggregate of 10,576,885 shares of Company Common Stock, net of exercises, for issuance pursuant to the Company Stock Option Plans and the ESPPs. As of the date of this Agreement, there were options outstanding to purchase an aggregate of 6,146,598 shares of Company Common Stock pursuant to the Company Stock Option Plans. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section
2.2 of the Company Schedules contains a list for each person who held options to acquire shares of Company Common Stock as of the date of this Agreement, the name of the holder of such option, the exercise price of such option, the number of shares as to which such option had vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement and indicates the extent of acceleration, if any.

        2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2 of this Agreement or Section 2.2 of the Company Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of the Company's equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns free and clear of all claims and encumbrances, directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2 of this Agreement, pursuant to the Rights Agreement (as defined below) or as set forth in Section 2.2 of the Company Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement or the Rights Agreement or the Company Schedules, there are no registration rights and there is no voting trust, proxy, rights plan or other agreement or understanding to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. The Company has taken all necessary action so that no rights authorized or granted under the Rights Agreement dated as of December 1, 1995 between the Company and State Street Bank and Trust Company, as Rights Agent, as amended as of November 7, 1996 and February 27, 1998 and June 15, 1998 (the "RIGHTS AGREEMENT") shall become exercisable as a result of the execution of this Agreement, the Merger or any other transactions contemplated hereby.

        2.4    Authority.

               (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in each case only to the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders and the filing of the Articles of Merger pursuant to the MBCL. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Organization or bylaws of the Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) except as set forth in Section 2.4 of the Company Schedules, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets are bound or affected. The Company Schedules list each consent, waiver and approval under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to the Company or the Surviving Corporation as a result of the Merger.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required to be obtained or made by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 2.17) with the Securities and Exchange Commission (the "SEC") in accordance with, and other applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the securities or antitrust laws of any foreign country, and (iv) such other governmental consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company and its subsidiaries, taken as a whole, or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

        2.5    SEC Filings; Company Financial Statements.

               (a) The Company has filed all forms, reports and documents required to be filed by Company with the SEC since December 31, 1995 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in Company SEC Reports as of March 31, 1998 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials or Section 2.5(b) the Company Schedules, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has incurred any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business or consistent with past practices or in connection with this Agreement.

               (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be so filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except as set forth in the Company Schedules, there has not been:
(i) any change in the financial condition, properties, assets, liabilities, business or operations of the Company or any of its subsidiaries which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, is inconsistent with past trends and has had, or can reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(b)) on the Company; (ii) any material contingent liability incurred by the Company or any of its subsidiaries as guarantor or surety with respect to the obligations of others; (iii) any material obligation or liability incurred by the Company or any of its subsidiaries other than in the ordinary course of business; (iv) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or any of its subsidiaries other than inventory in the ordinary course of business or in amounts that are not material to the Company and its subsidiaries or their businesses considered as a whole;
(v) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its non-wholly-owned subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its non- wholly-owned subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities; (vi) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock; (vii) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, any payment by the Company or any of its subsidiaries of any bonus, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement with any employee of the Company or any of its subsidiaries the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby; (viii) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.9), other than licenses in the ordinary course of business, or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC; (ix) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or (x) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

        2.7    Taxes.

               (a) For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other similar governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

               (b) All material federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed with any tax authority by or on behalf of the Company and each of its subsidiaries with respect to any taxable period ending on or before the Closing Date if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable legal requirements. All amounts shown on the Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

               (c) The accruals and reserves for Taxes reflected in the Company Balance Sheet are adequate to cover all Taxes required to be accrued through the date thereof in accordance with GAAP. Each of the Company's subsidiaries will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

               (d) Except as set forth in Section 2.7 of the Company Schedules,
(i) since January 1, 1995, no Tax Return of the Company or any of its subsidiaries has been examined or audited by any applicable tax authority and
(ii) no extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any such Returns has been granted (by the Company or any other person), and no such extension or waiver has been requested from the Company or any of its subsidiaries.

               (e) Except as set forth in Section 2.7 of the Company Schedules, no claim or legal proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company or any of its subsidiaries in respect of any material Tax, and there are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any of its subsidiaries with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or any of its subsidiaries and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of the Company or any of its subsidiaries except liens for current Taxes not yet due and payable. None of the Company or any of its subsidiaries has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of Company or any of its subsidiaries has been, and none of Company or any of its subsidiaries will be, required to include any adjustment in taxable income for any tax period (or any portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as the same are in effect as of the date of this Agreement as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

               (f) Except as set forth in Section 2.7 of the Company Schedules, there is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company or any of its subsidiaries that, considered individually or considered collectively with any other such agreement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code as a result of the transactions contemplated by this Agreement. Except as set forth in Section 2.7 of the Company Schedules, none of Company or any of its subsidiaries is a party to or bound by any tax indemnity agreement, tax sharing agreement or tax allocation agreement.

               (g) No person owns an interest in the Company with respect to which withholding is required because Treasury Regulation Section 1.1445-2(c)(2) is not applicable to the acquisition of such interest under Treasury Regulation
Section 1.897-1(c)(2)(iii)(B) (relating to substantial amounts of non-publicly traded interests in publicly traded corporations).

        2.8    Title to Properties; Absence of Liens and Encumbrances.

               (a) Neither the Company nor any of its subsidiaries owns any real property. The Company Schedules list all material real property leases to which the Company or its subsidiaries are party and each amendment thereto. All such current leases are, to the knowledge of the Company, in full force and effect.

               (b) Each of the Company and its subsidiaries has good title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their business, free and clear of any liens, pledges, charges, claims, security interests or other similar encumbrances ("LIENS"), except as reflected in the Company Financials and except for liens for Taxes not yet due and payable and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.9 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

               "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated with: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;
               (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
               (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names; (ix) all documentation related to any of the foregoing; and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

               "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its wholly-owned subsidiaries.

               "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks;
               (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

               (a) Section 2.9 of the Company Schedules lists all of the Registered Intellectual Property owned by, or filed in the name of, the Company and any of its subsidiaries (the "COMPANY REGISTERED INTELLECTUAL PROPERTY").

               (b) Except as set forth in the Company Schedules, each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United

States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

               (c) Except as set forth in the Company Schedules, the Company and its subsidiaries own and have good and exclusive title (sufficient for the conduct of their business as currently conducted) to, each material item of Company Intellectual Property free and clear of any Lien, and the Company or its subsidiaries are the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale of any products or the provision of any services by the Company or any of its subsidiaries.

               (d) The Company or its subsidiaries own exclusively, and have good title to, all copyrighted works that the Company expressly purports to own.

               (e) To the extent that any material Intellectual Property has been developed or created by a third party for the Company or any of its subsidiaries that the Company purports to own, the Company and its subsidiaries have a written agreement with such third party with respect thereto and Company and its subsidiaries thereby either (i) have obtained ownership of, and are the exclusive owner of, or (ii) have obtained a license (sufficient for the conduct of their business as currently conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment to the fullest extent it is legally possible to do so.

               (f) Except as set forth in the Company Schedules, neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party.

               (g) Section 2.9 of the Company Schedules lists all material contracts, licenses and agreements to which the Company or its subsidiaries are a party (i) with respect to the Company Intellectual Property licensed or transferred to any third party or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any of its subsidiaries, except in each case for (A) any nonexclusive software license granted by the Company or any of its subsidiaries to end-user customers where the form of the license, excluding standard immaterial deviations, has been provided to Parent's counsel or for standard "shrink-wrap" or "click-wrap" licenses or similar widely available commercial end-user licenses for software products and (B) non-exclusive reseller, distributor and OEM agreements entered into in the ordinary course of business where the form of such agreement, excluding standard immaterial deviations, has been provided to Parent's counsel.
Section 2.9 of the Company Schedules lists any material agreements pursuant to which the Company or any of its subsidiaries have licensed Company Intellectual Property or products to any third party that differs in any material respect from its standard forms. Except as set forth in the Company Schedules, no person who has licensed Intellectual Property to the Company or any of its subsidiaries has ownership rights or license rights to improvements made by the Company or any of its subsidiaries in such Intellectual Property.

               (h) The contracts, licenses and agreements listed on Section 2.9 of the Company Schedules are, to the knowledge of the Company, in full force and effect. The consummation of the transactions contemplated by this Agreement will neither materially violate nor result in a material breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company and its subsidiaries are in material compliance with, and have not materially breached any term of such contracts, licenses and agreement and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in material compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Except as set forth in the Company Schedules, following the Closing Date, the Company will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed on Section 2.9 of the Company Schedules to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or its subsidiaries would otherwise be required to pay.

               (i) To the Company's knowledge, the operation of the business of the Company as such business currently is conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not and does not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

               (j) The Company has not received notice from any third party that the operation of the business of Company or its subsidiaries or any act, product or service of the Company or its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (k) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

               (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and uses all reasonable efforts to enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the forms provided to Parent and all current employees and all current and former contractors of the Company have executed such an agreement.

               (m) Except as set forth in the Company Schedules, all of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates jointly and severally, falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). Except as set forth in the Company Schedules, the Company's internal computer and technology products and systems are Year 2000 Compliant.

        2.10   Compliance; Permits; Restrictions.

               (a) Neither the Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. Except as set forth in Section 2.10 of the Company Schedules, no investigation or review by any Governmental Entity is pending or, to the Company's knowledge, has been threatened in a writing delivered to the Company against the Company or any of its subsidiaries, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of the Company or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company as currently conducted.

               (b) The Company and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of the Company as currently conducted (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

        2.11 Litigation. Except as disclosed in the Company Schedules, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a material effect on the Company. No Governmental Entity has at any time challenged or questioned in a writing delivered to the Company the legal right of the Company to design, manufacture, offer or sell any of its products in the present manner or style thereof.

        2.12 GSA Audit. Except as disclosed in the Company Schedules, the Company has never been subject to an audit, compliance review, investigation or like contract review by the GSA office of the Inspector General or other Governmental Entity or agent thereof in connection with any government contract (a "GOVERNMENT AUDIT"), to the Company's knowledge no Government Audit is threatened and in the event of such Government Audit, to the knowledge of the Company no basis exists for a finding of noncompliance with any material provision of any government contract or a refund of any material amounts paid or owed by any Governmental Entity pursuant to such government contract.

        2.13 Brokers' and Finders' Fees. Except for fees payable to Cowen & Company pursuant to an engagement letter dated January 12, 1998, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.14   Employee Benefit Plans.

               (a) Definitions. With the exception of the definition of "AFFILIATE" set forth in Section 2.14(a)(i) below (which definition shall apply only to this Section 2.14), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                       (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder;

                      (ii) "COMPANY EMPLOYEE PLAN" shall mean any plan, program,

policy, practice, contract, agreement or other arrangement as to which the Company or any affiliate of the Company may have any liability providing for compensation, severance, retention termination pay, performance awards, stock or stock-related awards, material fringe benefits or other material employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "EMPLOYEE BENEFIT PLAN," within the meaning of Section 3(3) of ERISA which is or has been in the past six years maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, other than the International Employee Plans;

                      (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                      (iv) "DOL" shall mean the Department of Labor;

                       (v) "EMPLOYEE" shall mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                      (vi) "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                      (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                      (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                      (ix) "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended;

                       (x) "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Employees outside the United States;

                      (xi)   "IRS" shall mean the Internal Revenue Service; and

                      (xii) "PBGC" shall mean the Pension Benefit Guaranty Corporation.

               (b) Schedule. Section 2.14 of the Company Schedules contains an accurate and complete list of each Company Employee Plan, International Employee Plan and each Employee Agreement involving payments by the Company or any of its subsidiaries of $50,000 or more per year (including all Employee Agreements with officers, directors and key employees of the Company). The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or material Employee Agreement, nor does it have any commitment to do any of the foregoing.

               (c) Documents. The Company has provided or made available to
Parent: (i) correct and complete copies of all documents embodying each International Employee Plan, Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereto; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iii) if the International Employee Plan or Company Employee Plan is funded, the most recent annual and periodic accounting of the International Employee Plan or Company Employee Plan assets; (iv) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) the most recent IRS determination, opinion, notification or advisory letter, and rulings relating to each Company Employee Plan, if any and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan; (vi) all material written agreements and contracts relating to each International Employee Plan and Company Employee Plan, if any including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all COBRA and HIPAA forms and related notices; and (ix) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any material default or violation by any other party with respect to any Company Employee Plan and International Employee Plan, and each Company Employee Plan and International Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) to the Company's knowledge, no "PROHIBITED TRANSACTION," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

               (e) Pension Plans. Neither the Company nor any of its subsidiaries now, nor have any of them ever, maintained, established, sponsored, participated in, or contributed to, any employee pension benefit plan (within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA) or
Section 412 of the Code.

               (f) Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any plan which is a multiemployer plan as defined in Section 3(37) of ERISA.

               (g) No Post-Employment Obligations. Except as set forth in the Company Schedules, no Company Employee Plan or International Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable law, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by law.

               (h) Neither the Company nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, HIPAA or any similar provisions of state, federal or foreign law applicable to its Employees.

               (i) Effect of Transaction. Except as set forth in the Company Schedules, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (j) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all material amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) except as set forth in the Company Schedules, is not liable for any material arrears of wages or any material taxes or penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as set forth in Section 2.14 of the Company Schedules, there are no pending or, to the knowledge of the Company, threatened claims or actions against the Company under any worker's compensation policy or long-term disability policy. To the Company's knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity.

               (k) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in
Section 2.14 of the Company Schedules, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

               (l) International Employee Plan. Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

               (m) Change of Control Payments. Section 2.14(m) of the Company Schedules sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company as a result of or in connection with the Merger.

               (n) Employee Notices. Except as set forth in Section 2.14 of the Company Schedules, the Company has not sent any notices or other communications (written or oral) to current employees of the Company that purport to require minimum notice or severance payments in the event of termination of employment without cause.

        2.15   Environmental Matters.

               (a) Hazardous Material. Except as would not result in material liability to the Company (in any individual case or in the aggregate), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. Except as would not result in a material liability to the Company (in any individual case or in the aggregate), (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. The Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted.

               (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending or, to the Company's knowledge, threatened by any Governmental Entity against the Company or any of its subsidiaries concerning any the Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any environmental litigation or impose upon the Company any material environmental liability.

        2.16   Agreements, Contracts and Commitments.

               (a) Except as otherwise set forth in Section 2.9 or 2.16 of the Company Schedules, neither the Company nor any of its subsidiaries is a party to or is bound by:

                             (i) any agreement of indemnification or any
guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products or technology in the ordinary course of business;

                             (ii) any agreement, contract or commitment
containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

                             (iii) any agreement, contract or commitment
relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's subsidiaries;

                             (iv) any agreement, contract or commitment to
provide source code to any third party for any product or technology that is material to the Company and its subsidiaries taken as a whole;

                             (v) any agreement, contract or commitment to
license any third party to manufacture or reproduce any the Company product, service or technology except as a non-exclusive distributor, OEM or reseller (in the standard forms previously provided to counsel for Parent) entered into in the normal course of business;

                             (vi) any lease of personal property having a value
in excess of US$50,000 individually or US$100,000 in the aggregate;

                             (vii) any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of US$50,000 individually or US$100,000 in the aggregate;

                             (viii) any dealer, distribution, joint marketing or
development agreement under which agreement payments have been made to or by the Company since January 1, 1997 totaling at least $50,000 individually or (in the case of multiple agreements with one party) in the aggregate; or

                             (ix) any joint venture contract or arrangement or
any other agreement that involves a sharing of profits with other persons.

        2.17 Statements; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by the Company for inclusion in the joint proxy statement/prospectus to be sent to (a) the stockholders of Parent in connection with the meeting of Parent's stockholders to consider the approval of the issuance of the shares of Parent Common Stock in the Merger and the Parent Certificate Amendment (the "PARENT STOCKHOLDERS' MEETING") and (b) the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "COMPANY STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS") shall not, on the date the Proxy Statement/Prospectus is first mailed to Parent's stockholders and the Company's stockholders or at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting and the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement/ Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

        2.18 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Merger is fair to, and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger.

        2.19 Fairness Opinion. The Company's Board of Directors has received a written opinion from Cowen &Company dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view and has delivered to Parent a copy of such opinion.

        2.20 Certain Transactions and Agreements. Except as set forth in the Company SEC Reports, since December 31, 1997, no event has occurred that would be required to be reported by the Company as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        2.21 Non-Applicability of Massachusetts Antitakeover Law. The Board of Directors of the Company has taken all actions so that any restrictions contained in the Massachusetts General Laws purporting to restrict transactions such as those contemplated by this Agreement, including Chapters 110C, 110D, 110E and 110F, will not be applicable to the Merger or the other transactions contemplated hereby.

        2.22 Customs; Export Controls. The Company has acted with reasonable care to properly value and classify, in accordance with applicable tariff laws, rules and regulations, all goods that the Company or any of its subsidiaries import into the United States or into any other country (the "IMPORTED GOODS"). To the Company's knowledge, there are currently no material claims pending against the Company by the U.S. Customs Service (or other foreign customs authorities) relating to the valuation, classification or marking of the Imported Goods. The Company has complied in all material respects with the requirements of all U.S. government export controls in the sale of its products.

        2.23 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or stockholders has taken any action which would interfere with (i) Parent's ability to account for the Merger as a pooling of interests or (ii) Parent's, Surviving Corporation's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

        2.24 Company Common Stockholder Approval. Adoption and approval of this Agreement and approval of the Merger requires the affirmative vote of a majority of the outstanding shares of Company Common Stock.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company, jointly and severally, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULES"), as follows:

        3.1    Organization of Parent and Merger Sub.

               (a) Each of Parent and Merger Sub: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and (iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

               (b) Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of each of Parent and Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

        3.2 Parent and Merger Sub Capital Structure. The authorized capital stock of Parent consists of 75,000,000 shares of Common Stock, of which there were 44,206,595 shares issued and outstanding as of the date of this Agreement. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock and shares of Common Stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the charter documents or Bylaws of Parent or Merger Sub or any agreement or document to which Parent or Merger Sub is a party or by which either of them is bound.

        3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2 or in the Parent Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of Parent's equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Parent owns free and clear of all claims and encumbrances, directly or indirectly through one or more subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Parent or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 or in the Parent Schedules, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Parent or any of its subsidiaries or obligating the Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, or other agreement or understanding to which the Parent is a party or by which it is bound with respect to any equity security of any class of the Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        3.4    Authority.

               (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to approval of the issuance of shares of Parent Common Stock in the Merger and the Parent Certificate Amendment by Parent's stockholders and the filing of the Articles of Merger pursuant to the MBCL. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the charter documents or Bylaws of Parent or Merger Sub, (ii) subject to obtaining the approval of the issuance of shares of Parent Common Stock in the Merger by Parent's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in
Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, any of its material subsidiaries as defined in the Parent SEC Reports or Merger Sub or by which any of their respective properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Parent, any of its material subsidiaries as defined in the Parent SEC Reports or Merger Sub pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession or other instrument or obligation to which Parent, any of its material subsidiaries as defined in the Parent SEC Reports or Merger Sub is a party or by which Parent, any of its material subsidiaries as defined in the Parent SEC Reports or Merger Sub or any of their respective properties are bound or affected.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 (or any similar successor form thereto) Registration Statement (the "REGISTRATION STATEMENT"), including the Proxy Statement/Prospectus, with the SEC in accordance with the Securities Act and the Exchange Act, (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or the Company or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

        3.5    SEC Filings; Parent Financial Statements.

               (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since December 31, 1995, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.



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

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Reports as of March 31, 1998, is hereinafter referred to as the "PARENT BALANCE SHEET."

        3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet there has not been: (i) any Material Adverse Effect on Parent;
(ii) material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock; (v) any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of the pre-existing stock option or purchase agreements; or (vi) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock.

        3.7 Statements; Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the Registration Statement, including the Proxy Statement/Prospectus, shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to Parent's stockholders and the Company's stockholders or at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting and the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder. If at any time prior to the Effective Time, any event relating to



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

Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

        3.8 Valid Issuance. The Parent Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement: (a) will be validly issued, fully paid and non assessable; and (b) will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 promulgated under the Securities Act and restrictions imposed under the Affiliate Agreement signed by certain stockholders of the Company.

        3.9 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, unanimously determined (i) that the issuance of shares of Parent Common Stock in the Merger is fair to, and in the best interests of Parent and its stockholders, (ii) to approve this Agreement, the Merger and the Parent Certificate Amendment and the other transactions contemplated by this Agreement, and (iii) to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock in the Merger and the Parent Certificate Amendment. The Board of Directors of Merger Sub and the sole stockholder of Merger Sub have approved the Merger.

        3.10 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any kind or entered into any agreements or arrangements with any person.

        3.11 Litigation. Except as disclosed in the Parent Schedules, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings to have a material effect on Parent. No Governmental Entity has at any time challenged or questioned in a writing delivered to Parent the legal right of Parent to design, manufacture, offer or sell any of its products in the present manner or style thereof.

        3.12 Brokers' and Finders' Fees. Except for fees payable to CIBC Oppenheimer & Co. pursuant to an engagement letter dated May 8, 1998, a copy of which has been provided to the Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.13 Reservation of Shares. Parent has reserved a sufficient number of shares of Parent Common Stock for issuance in the Merger and upon exercise of all options granted under the Company Stock Option Plans.

        3.14   Intellectual Property.

               (a) To Parent's knowledge, the operation of the business of Parent as such business currently is conducted, including Parent's design, development, manufacture, marketing and sale of the products or services of Parent (including with respect to products currently under development) has not and does not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

               (b) Parent has not received notice from any third party that the operation of the business of Parent or its subsidiaries or any act, product or service of Parent or its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (c) To the knowledge of Parent, no person has or is infringing or misappropriating any Parent Intellectual Property.

        3.15 Compliance. Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause Parent to lose any material benefit or incur any material liability. Except as set forth in
Section 3.14 of the Parent Schedules, no investigation or review by any Governmental Entity is pending or, to Parent's knowledge, has been threatened in a writing delivered to Parent against Parent or any of its subsidiaries, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Parent or any of its subsidiaries. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing the transactions contemplated by this Agreement.

        3.16 Parent Common Stockholder Approval. Approval of the issuance of shares of Parent Common Stock in the Merger requires the affirmative vote of a majority of the outstanding shares of Parent Common Stock present in person or represented by proxy at the Parent Stockholders Meeting and the approval of the Parent Certificate Amendment (as defined in Section 5.2) requires the affirmative vote of a majority of the outstanding shares of Parent Common Stock.



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

        3.17 Company Stock Ownership. Neither Parent nor any of its wholly-owned subsidiaries nor to Parent's knowledge any officer or director of the Company or any of its wholly-owned subsidiaries is the record or beneficial holder of any shares of Company Common Stock.

        3.18 Pooling of Interests. To its knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld), carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings and (iv) make reasonable efforts to retain and preserve the value of all office equipment, fixtures, and other assets (other than inventory held for sale) used in the conduct of the Company's business, except as otherwise permitted by subsection (j) of this Section. In addition, the Company will promptly notify Parent of any material event involving its business or operations.

        In addition, except as permitted or required by the terms of this Agreement, and except as provided in Section 4.1 of the Company Schedules, without the prior written consent of Parent (which consent shall not be unreasonably withheld), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;



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

               (c) Sell or otherwise transfer any Company Intellectual Property, enter into any license agreement with respect to the Company Intellectual Property with any third party other than the Company's standard forms of non-exclusive licenses, reseller, distribution or OEM agreements for the sale of the Company's products or otherwise in the ordinary course of business, or extend, amend or modify in any material adverse respect any rights to any Company Intellectual Property or other proprietary rights, or enter into grants to future patent rights;

               (d) Buy any Intellectual Property of a third party or enter into any license agreement with respect to the Intellectual Property of any third party for an acquisition or licence, the price for which exceeds $50,000 individually or in the aggregate, other than "shrink wrap", "click wrap" and similar widely available commercial end-user licenses;

               (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent;

               (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries;

               (g) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of (i) shares of the Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, and (ii) shares of the Company Common Stock issuable to participants in the ESPPs consistent with the terms thereof;

               (h) Cause, permit or propose any amendments to its Articles of Organization, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or enter into any material joint ventures, strategic partnerships or alliances;

               (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except as permitted by Section 4.1(c) and except sales in the ordinary course of business;

               (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

               (l) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee in excess of $150,000 in the aggregate to persons and in amounts proposed by the Company and reasonably agreed to by Parent (it being understood that the Company shall have the right to pay such amount), or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

               (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business or in accordance with applicable contractual requirements;

               (n) Except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary thereof is a party or waive, release or assign any material rights or claims thereunder;

               (o) Enter into any contracts, agreements, or obligations relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company other than non-exclusive agreements in the ordinary course of business;

               (p) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

               (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes in an amount in excess of $50,000 in the aggregate;

               (r) Commence any litigation or settle any litigation for an amount in excess of the greater of $50,000 in the aggregate or the amount reserved in respect thereof in the Company Balance Sheet, as set forth in
Section 4.1(r) of the Company Schedules;

               (s) Take any action that would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests whether or not otherwise permitted by the provisions of this Article IV;



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

               (t) Terminate the employment of any employee of the Company other than for cause; or

               (u) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (t) above.

        4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, except as permitted by the terms of this Agreement and except as provided in Section 4.2 of the Parent Schedules, without the prior written consent of the Company (which consent shall not be unreasonably withheld), Parent shall not, and shall not permit any of its subsidiaries to, do any of the following:

               (a) take any action that would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests;

               (b) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except that a wholly owned subsidiary of Parent may declare and pay a dividend to Parent except for the Parent Certificate Amendment;

               (c) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (d) materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices; or

               (e) agree in writing or otherwise to take any of the actions described in Section 4.2(a) through (d) above.



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

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

               (a) As promptly as practicable after the execution of this Agreement, Parent and the Company will prepare, and file with the SEC, the Proxy Statement/Prospectus and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company will respond to any comments of the SEC, will use their respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and each of Parent and the Company will cause the Proxy Statement/Prospectus to be mailed to their respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Parent and the Company will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Parent and the Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the Registration Statement or any Other Filing, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent and the Company, as the case may be, such amendment or supplement.

               (b) The Proxy Statement/Prospectus will include the recommendation of the Board of Directors of Parent in favor of approval of the issuance of shares of Parent Common Stock in the Merger, the Parent Certificate Amendment and, subject to Section 5.2(c), the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger.

        5.2    Meetings of Parent and Company Stockholders.

               (a) Promptly after the date hereof, Parent and the Company will take all action necessary in accordance with the laws of the respective states in which they are organized and their respective charter documents and Bylaws to convene the Parent Stockholders' Meeting and the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting on the issuance of shares of Parent Common Stock in the Merger and approving the Parent Certificate Amendment and voting upon this Agreement and the Merger, respectively. Parent and the Company shall use their respective reasonable best efforts to hold their respective stockholders' meeting on the same day and the same time. Parent and the Company, subject to Section 5.2(c), will use their commercially reasonable efforts to solicit from their respective stockholders proxies in favor of approval of the issuance of shares of Parent Common Stock in the Merger and the Parent Certificate Amendment and adoption and approval of this Agreement and the approval of the Merger, respectively, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of Nasdaq, their respective charter documents and Bylaws or the laws of the respective states in which they are organized to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent and the Company may adjourn or postpone the Parent Stockholders' Meeting and the Company Stockholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Parent's stockholders and the Company's stockholders in advance of a vote on the issuance of shares of Parent Common Stock in the Merger and the Parent Certificate Amendment and the Merger and this Agreement, respectively, or, if as of the time for which the Parent Stockholders' Meeting and the Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Parent Common Stock or the Company Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business at the Parent Stockholders' Meeting or the Company Stockholders' Meeting. Parent and the Company shall ensure that the Parent Stockholders' Meeting and the Company Stockholders' Meeting, respectively, are duly called, noticed, convened, held and conducted, and subject to Section 5.2(c) that all proxies solicited by the Parent and the Company in connection with the Parent Stockholders' Meeting and the Company Stockholders' Meeting, respectively, are solicited, in compliance with the laws of the respective states in which Parent and the Company are organized, their respective charter documents and Bylaws, the rules of Nasdaq and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting in accordance with this
Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of the Company with respect to the Merger.

               (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

               (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 5.4, and (iii) the Board of Directors of the Company or any committee thereof concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company or any committee thereof to comply with its fiduciary obligations to the Company's stockholders under applicable law. Subject to applicable laws, nothing contained in this
Section 5.2 shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement "SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of the Company's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company, on terms that the Board of Directors of the Company determines, in its reasonable judgment, after consultation with its financial advisor, to be more favorable to the Company stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "SUPERIOR OFFER" if any financing required to consummate the transaction contemplated by such offer is not committed.

               (d) (i) The Board of Directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger and the Parent Certificate Amendment (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger and the Parent Certificate Amendment; and (iii) neither the Board of Directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the Board of Directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger and the Parent Certificate Amendment. For purposes of this Agreement, said recommendation of Parent's Board of Directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

        5.3    Confidentiality; Access to Information.

               (a) The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement, dated as of April 17, 1998 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

               (b) Access to Information. Each of Parent and the Company will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as the other may reasonably request. No information or knowledge obtained by Parent or the Company in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.4    No Solicitation.

               (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined),
(ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(c), approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement by the required vote of the Company's stockholders, this Section 5.4(a) shall not prohibit the Company from furnishing nonpublic information, regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions or negotiations with, any person or group in response to a Superior Offer submitted by such person or group (and not withdrawn) if (1) neither the Company nor any representative of the Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group and the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least 24 hours prior notice of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least two (2) days prior written notice of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

        For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "GROUP" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "GROUP" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 25% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

               (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section 5.4, the Company as promptly as practicable shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which the Company reasonably believes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

        5.5 Public Disclosure. Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or (except as otherwise required by law) an Acquisition Proposal and, except as may be required by law or any listing agreement with a national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

        5.6    Reasonable Efforts; Notification.

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

               (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.3(a) or 6.3(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

               (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.8    Stock Options and Employee Benefits.

               (a) Except as set forth in subsection (d) below, at the Effective Time, each outstanding option to purchase shares of the Company Common Stock (each a "THE COMPANY STOCK OPTION") under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan and option certificate immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), subject to the provisions of subsection (b) below in the case of Scheme Options except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of the Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed

Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options assumed by Parent pursuant to this Section. As soon as practicable after the Effective Time, Parent shall deliver to each holder of a Company Stock Option an appropriate notice setting forth such holder's rights pursuant thereto.

               (b) Any such assumption and conversion of a Scheme Option shall be subject to the written agreement of each holder of such Scheme Option to such assumption. In the event that holder does not consent to such written agreement, Scheme Options will become exercisable in full for a six-month period beginning at the Effective Time for the same number of shares of Parent Common Stock as calculated pursuant to subsection (a) above, at the same exercise price as calculated pursuant to subsection (a) above. At the end of such six-month period, any Scheme Options which have not been so converted and assumed or exercised will terminate.

               (c) It is intended that the Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.8 shall be applied consistent with such intent.

               (d) Rights outstanding under the ESPPs shall be treated in a manner reasonably acceptable to Parent and the Company.

        5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options within 5 days after the Effective Time and shall use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

        5.10   Indemnification.

               (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and the Indemnified Parties (as defined below) and any indemnification provisions under the Company's Articles of Organization or Bylaws as in effect on the date hereof. The Articles of Organization and Bylaws of the Surviving Corporation and its subsidiaries will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Organization and Bylaws of the Company and its subsidiaries as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of four years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were



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

directors, officers, employees or agents of the Company and its subsidiaries, unless such modification is required by law.

               (b) For a period of four years after the Effective Time, Parent will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (the "Indemnified Parties") on terms comparable to those applicable as of the date of this Agreement to the current directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 125% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 125% of such annual premium); provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation shall purchase a policy with the coverage available for such amount.

               (c) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties. In the event that Parent or Surviving Corporation or any of their successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation (as the case may be) assume the obligations of Parent and the Surviving Corporation set forth in this Section.

        5.11 Nasdaq Listing. Parent agrees to authorize for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger and the assumption of the Company Stock Options, upon official notice of issuance.

        5.12 Regulatory Filings; Reasonable Efforts. As soon as is reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

        5.13 Affiliate Agreements. The Company shall use all reasonable efforts to obtain and deliver to Parent at the Closing the Affiliate Agreements in the form of Exhibit B-2, executed by the individuals identified on Exhibit B-1 and Parent shall use all reasonable efforts to obtain the Affiliate Agreement in the form of Exhibit C, executed by persons who are in Parent's reasonable judgment "affiliates" of Parent.

        5.14 Rights Agreement Amendment. The Company shall use all reasonable efforts to amend the Rights Agreement to prevent the execution of this Agreement, the Merger or any transactions contemplated hereby from triggering the exercisability of the rights authorized or granted thereunder.

        5.15 Reorganization Treatment. None of Parent, Merger Sub or the Company shall take any action which could reasonably be expected to cause the Merger to fail to qualify prevent the Merger from qualifying, as a reorganization under
Section 368(a) of the Code.

        5.16 Monthly Financial Statements. Parent and the Company shall supply each other with a monthly unaudited consolidated statement of operations and balance sheet within 15 days of the end of each calendar month.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

               (a) Parent and the Company Stockholder Approval. The issuance of shares of Parent Common Stock in the Merger and the Parent Certificate Amendment shall have been duly approved by the requisite vote under applicable law and rules of the National Association of Securities Dealers, Inc. by the stockholders of Parent and this Agreement shall have been approved and adopted and the Merger shall have been duly approved by the requisite vote under applicable law by the stockholders of the Company.

               (b) Registration Statement Effective; Proxy Statement/Prospectus. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened by the SEC.

               (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

               (d) Tax Opinions. Parent and the Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Ropes & Gray, respectively), in form and substance reasonably satisfactory to each of them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (e) Listing of Shares of Parent Common Stock. The shares of Parent Common Stock to be issued in the Merger shall have been approved, upon official notice of issuance, for quotation on the Nasdaq National Market.


        6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except (A) for changes contemplated by this Agreement, (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) or (C) where the failure to be true and correct would not have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties (x) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Parent Schedules made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

               (c) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.



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

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

               (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct on in all material respects and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) for changes contemplated by this Agreement, (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) or (C) where the failure to be true and correct would not have a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties (x) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Company Schedules made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

               (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

               (c) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.

               (d) Employment and Noncompetition Agreements. The persons set forth on Exhibit C-1 hereto shall have entered into Employment and Noncompetition Agreements substantially in the form attached hereto as Exhibit C-2 and such agreements shall be in full force and effect.

               (e) Consents. The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Schedule 6.3(e).

               (f) Affiliate Agreements. The persons set forth on Exhibit B-1 hereto shall have entered into Company Affiliate Agreements substantially in the form attached hereto as Exhibit B-2 and such agreements shall be in full force and effect.

               (g) Dissenting Shares. Fewer than 2% of the outstanding shares of Company Common Stock shall be Dissenting Shares.

               (h) Amendment of Rights Agreement. The Rights Agreement shall have been effectively amended by the parties thereto in order to prevent the execution of this Agreement, the Merger or any other transactions contemplated hereby from triggering the exercisability of the rights granted or authorized thereunder.

               (i) Opinion of Accountants. Parent shall have received letters from each of Arthur Andersen LLP and Coopers & Lybrand L.L.P., respectively, dated within two (2) business days prior to the effective date of the Proxy Statement/Prospectus and dated as of the Closing Date, regarding that firm's concurrence with Parent's management's and Company's management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

               (j) Opinion of Counsel. Parent, Coopers & Lybrand LLP and Arthur Anderson LLP shall have received a reasoned opinion of counsel to the Company with respect to the affiliate status of certain Company stockholders.


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or, except as specified below, after the requisite approvals of the stockholders of the Company or Parent:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

               (b) by either Parent or the Company if the Merger shall not have been consummated by October 31, 1998 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (c) by either Parent or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

               (d) by either Parent or the Company if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Stockholders' Meeting or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement);

               (e) by either Parent or the Company if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Parent Stockholders' Meeting or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Parent where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a breach by Parent of this Agreement);

               (f) by Parent or the Company (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of Parent and the Company) if a Triggering Event (as defined below) shall have occurred; provided that the right of the Company under this Section 7.1(f) shall not be exercisable until the date that is one hundred twenty (120) days after the date of this Agreement.

               (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in
Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(g) for fifteen days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach throughout such fifteen day period (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (g) if it shall have materially breached this Agreement or if such breach by Parent is cured during such fifteen day period); or

               (h) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this
Section 7.1(h) for fifteen days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach throughout such fifteen day period (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement or if such breach by the Company is cured during such fifteen day period).

        For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of the adoption and approval of this Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of the Company in favor of the adoption and approval of this Agreement and the approval of the Merger; (iii) the Board of Directors of the Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger within five (5) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of the Company or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

        7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

        7.3    Fees and Expenses.

               (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus

(including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

               (b) Payments. In the event that this Agreement is terminated by Parent pursuant to Section 7.1(d) or (f) or by the Company pursuant to Section 7.1(e), the Company or the Parent, as the case may be shall promptly, but in no event later than two business days after the date of such termination, pay the other party a fee equal to $3,100,000 in immediately available funds (the "TERMINATION FEE"). The parties acknowledge that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if Parent or the Company, as the case may be, fails promptly to pay the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party commences a suit which results in a judgment against the non-paying party for the amounts set forth in this
Section 7.3(b), the non-paying party shall pay to the other party its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

               (c) Payment of the amounts described in Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

        7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

        7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive termination of this Agreement or the Effective Time shall so survive.

        8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by nationally recognized overnight commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice by such party):

            (a)    if to Parent or Merger Sub, to:

                   NetManage, Inc.
                   10725 North DeAnza Boulevard
                   Cupertino, California  95014
                   Attention:  Zvi Alon, President
                   Telephone No.:  (408) 973-7171
                   Telecopy No.:  (408) 257-6405

                   with a copy to:

                   Wilson Sonsini Goodrich & Rosati
                   Professional Corporation
                   650 Page Mill Road
                   Palo Alto, California 94304-1050
                   Attention:  David J. Segre, Esq.
                               Daniel R. Mitz, Esq.
                   Telephone No.:  (650) 493-9300
                   Telecopy No.:  (650) 493-6811

            (b)    if to the Company, to:

                   FTP Software, Inc.
                   2 High Street
                   North Andover, Massachusetts  01845
                   Attention:  Glenn C. Hazard, President and Chief Executive
                               Officer
                   Telephone No.:  (978) 685-4000
                   Telecopy No.:   (978) 684-6116
                      with a copy to:

                      Ropes & Gray
                      One International Place
                      Boston, MA 02110
                      Attention:  David B. Walek, Esq.
                      Telephone No.: (617) 951-7388
                      Telecopy No.: (617) 951-7050

        8.3    Interpretation.

               (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

               (b) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole. A Material Adverse Effect shall be deemed to have occurred with respect to the Company if, among other things: (i) Company Second Quarter Revenues (together with the excess, if any, of (A) Company Third Quarter Revenues over $3,500,000 (if the Closing occurs on or after August 31, 1998) or (B) Net Revenues of the Company for the month ending July 31, 1998 over $1,750,000 (if the Closing occurs prior to August 31, 1998)) are less than $7,500,000 or (ii) Company Third Quarter Revenues are less than $3,500,000 (if the Closing occurs on or after August 31, 1998) (or, if the Closing occurs prior to August 31, 1998, Net Revenues of the Company for the month ending July 31, 1998 are less than $1,750,000) (each of (i) and (ii) a "COMPANY NET REVENUE THRESHOLD"). A Material Adverse Effect shall be deemed to have occurred with respect to Parent if, among other things, (A) Net Revenues of Parent for the fiscal quarter ending June 30, 1998 (together with the excess, if any, of (1) Net Revenues of Parent for the two months ending August 31, 1998 ("PARENT THIRD QUARTER REVENUES") over $5,500,000 (if the Closing occurs on or after August 31, 1998) or (2) Net Revenues of Parent for the month ending July 31, 1998 over $2,750,000 (if the Closing occurs prior to August 31, 1998)) are less than $11,250,000 or (B) Parent Third Quarter Revenues are less than $5,500,000 (if the Closing occurs on or after August 31, 1998) (or, if the Closing occurs prior to August 31, 1998, Net Revenues of Parent for the month ending July 31, 1998 are less than $2,750,000) (each of (A) and (B), a "PARENT NET REVENUE THRESHOLD"). For purposes of this Agreement, the determination of whether a Material Adverse Effect with respect to the

Company or Parent shall have occurred, in the event that each of the Company Net Revenue Thresholds or Parent Net Revenue Thresholds, as the case may be, are satisfied, shall not take into account the Net Revenues of the Company or the Net Revenues of Parent, as the case may be, for such periods. However, for avoidance of doubt, if the Company or Parent achieves the Company Net Revenue Thresholds or Parent Net Revenue Threshold, as the case may be, a Material Adverse Effect may occur if changes, events, violations, inaccuracies, circumstances or effects other than a failure to meet each Company Net Revenue Threshold or Parent Net Revenue Threshold, as the case may be, shall exist. In addition, for purposes of this Agreement, if each of the Company Net Revenue Thresholds or Parent Net Revenue Thresholds, as the case may be, are satisfied, a Material Adverse Effect with respect to the Company or Parent, as the case may be, shall not be deemed to have occurred if such change, event, violation, inaccuracy, circumstance or effect is directly attributable and consistent with trends affecting such party's business, results of operations and financial condition on and as of March 31, 1998; provided, however, that in any dispute, the party asserting that any of the foregoing is "directly attributable" to trends affecting the Company's or Parent's business, results of operations or financial condition on and as of March 31, 1998 shall have the burden of proof of such assertion by a preponderance of the evidence.

               (c) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.10 (which is intended to be for the Indemnified Parties and may be enforced by each such person).

        8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the Northern District of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, other than issues involving the corporate governance of any of the parties hereto, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.11 Waiver of Jury Trial. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                      *****

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                    NETMANAGE, INC.


                                    By:       /s/  Zvi Alon
                                           -------------------------------------

                                    Title:    President
                                           -------------------------------------


                                    FTP SOFTWARE, INC., a Massachusetts
                                    corporation


[Seal]                              By:        /s/ Glenn C. Hazard
                                           -------------------------------------
                                            President

                                    By:        /s/ James A. Tholen
                                           -------------------------------------
                                            Treasurer


                                    AMANDA ACQUISITION CORP., a Massachusetts corporation


[Seal]                              By:        /s/ Zvi Alon
                                           -------------------------------------
                                            President

                                    By:        /s/ Gary R. Anderson
                                           -------------------------------------
                                            Treasurer



                       **** REORGANIZATION AGREEMENT ****